UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 3, 2006

AMSOUTH BANCORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7476	63-0591257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

AMSOUTH CENTER

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 320-7151

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In accordance with general instruction B.2 of Form 8-K, the following information is furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

The Registrant’s Chairman made a presentation at the conclusion of AmSouth Bancorporation’s Special Meeting of Shareholders on October 3, 2006.

A copy of the visual presentation is being furnished as Exhibit 99.1 to this report.

Item 8.01 Other Events.

On October 3, 2006, the shareholders of AmSouth Bancorporation (“AmSouth”) approved the proposed merger of AmSouth with and into Regions Financial Corporation (“Regions”). Approximately 90% of the participating shares voted in favor of the merger. Approximately 77% of all outstanding shares participated in the vote. On October 3, 2006, Regions and AmSouth issued a joint press release with respect to shareholder approval of the merger, a copy of which is attached hereto and incorporated hereby by reference as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibit 99.1 listed in the exhibit index is furnished pursuant to Regulation FD as part of this current report on Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

99.1	Visual Presentation of October 3, 2006

99.2	Press release dated October 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSOUTH BANCORPORATION

By:	/s/ John D. Buchanan
Name:	John D. Buchanan
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: October 3, 2006